Exhibit 10.24

Contract p30 - CCV

AMENDMENT No.1 TO THE LOGISTICAL SERVICES CONTRACT

Between

The company Cdiscount, SA with a capital of €5,162,154.62, the head office of which is at 120-126 Quai de Barcalan, 33000 Bordeaux, registered under the number 424 059 822 in the commerce and company register of Bordeaux, duly represented by Mr. Pierre-Yves ESCARPIT, Supply Chain Director,

Hereafter “Cdiscount”;

And

The company CCV, SNC with a capital of €2,500,000.00, the head office of which is located at 1 Esplanade de France, 42000 Saint Etienne, registered under the number 501 655 245 in the Commerce and Companies Register of Saint Etienne, duly represented by Mr. Jean ULRICH, General Director

Hereafter the “CCV”;

Hereafter referred to individually as the “Party” and collectively as the “Parties”.

PREAMBLE

The Parties concluded a logistical services contract (hereafter the “Contract”) on the 1st March 2013 as well as an amendment no.2 from the 16th May 2014 extending the services to “COLLECTION POINT” services.

The Parties wish to modify certain conditions of the Contract.

THE PARTIES HAVE AGREED TO THE FOLLOWING:

Article 1

Article 3 of the contract is deleted and replaced as follows:

“3. Duration

The Contract takes effect on 01/01/2013 for a fixed duration of 10 years.

It is tacitly renewed at the end for periods of the same duration, except if a cancellation is announced by one of the Parties before the end, via notification by Registered Letter with proof of delivery to the other Party respecting the notification period of two years.”

Article 2

This amendment enters into force as soon as it is signed.

Article 3

All the other conditions of the Contract remain in force and unchanged.

Established on the 16th May 2014 in Bordeaux

FOR CDISCOUNT	FOR CCV
[signature]	[signature]
Pierre-Yves ESCARPIT	Jean ULRICH
Supply Chain Director	General Director